Exhibit 15.1

Deloitte Accountants B.V.

Orlyplein 10

1043 DP Amsterdam

P.O. Box 58110

1040 HC Amsterdam

Netherlands

Tel: +31 (20) 582 5000

Fax: +31 (20) 582 4026

www.deloitte.nl

To the Board of Directors and Shareholders of

ASM International N.V.

Jan van Eycklaan 10

3723 BC BILTHOVEN

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 033-07111, 033-07109, 333-87262, 333-11060, 033-6184, 033-6185, 033-6186, 033-78628 and 033-93026 on Form S-8 and Registration Statement No. 333-08080, 333-11502, 333-11234, 333-107339, and 333-124479 on Form F-3 of our report dated February 21, 2006, relating to the financial statements of ASM International N.V. appearing in this Annual Report on Form 20-F of ASM International N.V. for the year ended December 31, 2005.

Amsterdam, the Netherlands, March 17, 2006

Deloitte Accountants B.V.

J.G.C.M. Buné

Deloitte Accountants B.V. is registered with the Trade Register of the Chamber of Commerce and Industry in Rotterdam number 24362853.	Member of Deloitte Touche Tohmatsu